Exhibit 10.3

FORM OF LOCK-UP AGREEMENT
[(KEY COMPANY SHAREHOLDERS)]

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●] between (i) Lifezone Metals Limited, an Isle of Man company (“Holdings”), and (ii) the undersigned (the “Holder”). Holdings and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, GoGreen Investments Corporation, a Cayman Islands exempted company, Holdings and Lifezone Holdings Limited, among others, entered into a business combination agreement, dated December 13, 2022 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions, including the sale of all of the Company Shares held by the Holder, the consideration of which will be, among other things, the issuance of a corresponding number of Holdings Ordinary Shares determined in accordance with the Business Combination Agreement.

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holder thereunder, Holdings and the Holder desire to enter into this Agreement, pursuant to which the Holdings Ordinary Shares to be received by the Holder pursuant to the Business Combination Agreement, including any Earnout Shares but excluding any Holdings Ordinary Shares acquired in connection with the PIPE Investment (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Subject to Section 1(b) and the other terms of this Agreement, Holder agrees that it shall not effectuate a Transfer of the Restricted Securities that are held by the Holder during the period commencing from the Share Acquisition Closing Date until the date that is one hundred eighty (180) days after the Share Acquisition Closing Date (the “Lock-Up Period”); [provided, that, the Holder shall be permitted at any time to Transfer or sell a number of Restricted Securities solely to the extent that the proceeds from such sale shall be used to satisfy the Holder’s tax obligations in respect of (i) Holding Ordinary Shares received by the Holder, (ii) the exercise of any Company Options or settlement of any Company RSUs, including the payment or reimbursement of any exercise or call price related thereto and the payment or reimbursement of any tax obligations related thereto or (iii) the other Transactions contemplated by the Business Combination Agreement (including Sections 2.4 and 2.5 thereof)]1.

[1]	Note to Form: Exception to be included only for certain Key Company Shareholders.

(b) Notwithstanding the provisions set forth in Section 1(a), Transfers of the Restricted Securities that are held by the Holder (and that have complied with this Section 1(b)) are permitted (i) in the case of the Holder or its permitted transferees, to Holdings’ officers or directors, any Affiliates or immediate family members of any of Holdings’ officers or directors, any members of the Holder, or any Affiliates of the Holder, (ii) to shareholders or limited partners of the Holder, or, in the case of a Holder which is a limited liability partnership, its members, (iii) in the case of an individual, by gift to a member of the Holder’s immediate family or to a trust, the beneficiary (or beneficiaries) of which is one or more member of the Holder’s immediate family, an Affiliate of such person or to a charitable organization, (iv) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual, (v) in the case of an individual, pursuant to a qualified domestic relations order or in connection with a divorce settlement, (vi) by virtue of the laws of the Holder’s jurisdiction of incorporation or organization, the Holder’s organizational documents or the rights attaching to the equity interests in the Holder upon dissolution of the Holder, (vii) in connection with the exercise of any options, warrants or other convertible securities to purchase Holdings Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) to the extent that any Holdings Ordinary Shares issued upon such exercise are Restricted Securities subject to Section 1(a) of this Agreement, (viii) to satisfy tax withholding obligations in connection with the Holder’s equity incentive plans or arrangements, (ix) in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (x) by a Holder to any entity including any fund, partnership, company or investment trust to whom the Holder transfers interests in one or more of its portfolio of investments, or any successor entity following a restructuring transaction of that Holder, (xi) [upon the occurrence of a Compliance Event, in which case, the Holder shall at any time be entitled to Transfer all or a portion of their Restricted Securities]2, and [(xii)] in connection with a transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all holders of Holdings Ordinary Shares involving a change of control of Holdings or which results in all of the holders of Holdings Ordinary Shares having the right to exchange their Holdings Ordinary Shares for cash, securities or other property subsequent to the consummation of such transaction; provided, that in each of clauses (i) through (xi[i]), the transferee must enter into a written agreement in substantially the same form of this Agreement, agreeing to be bound by the terms of Section 1(a) of this Agreement (unless the transferee is Holdings). If dividends are declared and payable on the Holder’s Restricted Securities in Holdings Ordinary Shares, such dividends will also be Restricted Securities subject to the terms of Section 1(a) of this Agreement.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Holdings shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Holdings may impose stop-transfer instructions with respect to the Restricted Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities (if any are issued) shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Holdings with respect to the Restricted Securities during the Lock-Up Period, including the right to receive dividends and the right to vote any Restricted Securities.

[2]	Note to Form: Compliance Event exception to be included only for certain Key Company Shareholders.

(f) [For the purposes of this Section, “Anti-Corruption Laws” shall mean (i) for all parties, the law relating to combating bribery and corruption of Tanzania, the Foreign Corrupt Practices Act of the United States of America, the UK Bribery Act 2010, the Criminal Code Act 1995 (Cth) of Australia or the principles of the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (ii) for each of the parties, the law relating to combating bribery and corruption in the countries of each such party’s place of incorporation, principal place of business or place of registration as an issuer of securities, or in the countries of each such party’s ultimate parent company’s place of incorporation, principal place of business or place of registration as an issuer of securities.

(g) For the purposes of this section, a “Compliance Event” shall mean (i) the transfer of Restricted Shares to any Restricted Person; (ii) the Holder becoming a Restricted Person, (iii) any court of competent jurisdiction or arbitral tribunal determining that the Holder has violated any applicable Anti-Corruption Laws, Sanctions Laws or anti-money laundering or counter-terrorism financing laws; and (iv) any settlement or compromise by the Holder or any (with or without admission of liability) of any claim or allegation by a Governmental Authority that a Holder has breached any applicable Anti-Corruption Laws, Sanctions Laws or anti-money laundering or counter-terrorism financing laws (including entry into of any deferred prosecution agreement or non-prosecution agreement in respect of any such claim/allegation).

(h) For the purposes of this Section, “Governmental Authority” shall mean any competition, antitrust, anti-corruption, sanctions, anti-money laundering, counter-terrorism financing, foreign investment, national, supranational or supervisory or other government, governmental (whether trade, administrative, statutory or regulatory) bodies, agencies, commissions or authorities or any courts, tribunals, arbitral or judicial bodies, including any tax authorities and any governmental department.

(i) For the purposes of this Section, “Restricted Person” shall mean (i) a person whose personal or business reputation or dealings are such as would make them unacceptable as a business partner to the Holder (acting reasonably and in good faith); (ii) a Sanctioned Party; or (iii) a person who is in actual or is reasonably likely to become in imminent breach of applicable Anti-Corruption Laws or Sanctions Laws.

(j) For the purposes of this Section, “Sanctions Laws” shall mean any sanctions, export control, or import laws, or other regulations, orders, directives, designations, licenses, or decisions relating to the trade of goods, technology, software and services which are imposed, administered or enforced from time to time by Australia, the United States, the United Kingdom, the EU, any of the EU Member States, Switzerland, the United Nations or United Nations Security Council (including any department or office established by any of the foregoing) and also includes U.S. anti-boycott laws and regulations.

(k) For the purposes of this Section, “Sanctioned Party” shall mean (i) any person, entity or government that is designated for export controls or sanctions restrictions under any Sanctions Laws, including but not limited to, those designated on an affirmative list of sanctions targets such as the U.S. List of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders List, Entity List, Denied Persons List, Debarred List, Australia’s Consolidated List, the UK Consolidated List and the EU Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions; (ii) a government agency of, an entity owned or controlled by the government of, or entity incorporated under the laws of or a resident of a country or territory against which comprehensive sanctions are imposed, administered or enforced from time-to-time including, as of the date of this Agreement, Iran, Cuba, Syria, North Korea and the regions of Crimea, the Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine; or (iii) any entity fifty per cent (50%) or more owned by an entity which is controlled, directly or indirectly, by one or more of the persons or entities in sub-paragraph (i) or (ii) of this definition.]3

[3]	Note to Form: Definitions to be include only for Key Company Shareholders for which the Compliance Event exception applies.

(l) For the purposes of this Section 1, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2.	Miscellaneous.

(a) Effective Date. Section 1 of this Agreement shall become effective upon the Share Acquisition Closing on the Share Acquisition Closing Date.

(b) Termination. This Agreement shall automatically terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the termination of the Business Combination Agreement in accordance with its terms, and, in each case thereafter, all rights and obligations of the Parties hereunder shall be of no further force or effect.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts to be performed in that State (other than with respect to the effects of the Merger which shall be governed by the laws of the Cayman Islands). All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Holdings, to: [Lifezone Metals Limited] [●] Attn: [●] Email: [●]	With a copy to (which shall not constitute notice): [●] [●] Attn: [●] Email: [●]
If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto.

(i) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and Holdings or any certificate or instrument executed by the Holder in favor of Holdings, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(m) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holdings:

Lifezone Metals Limited

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holder:

Name of Holder:
Signature:

Notice Information:

Address:
Email:

[Signature Page to Lock-Up Agreement]